TUCSON ELECTRIC POWER COMPANY



                               STOCK UNIT AWARD PROGRAM

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                                   TABLE OF CONTENTS

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ARTICLE I      PURPOSE AND AUTHORIZED SHARES. . . . . . . . . . . . .   1
       1.1.    PURPOSES . . . . . . . . . . . . . . . . . . . . . . .   1
       1.2.    SHARES AVAILABLE . . . . . . . . . . . . . . . . . . .   1

ARTICLE II     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE III       PARTICIPATION . . . . . . . . . . . . . . . . . . .   6
       3.1.    GENERAL PARTICIPATION REQUIREMENTS . . . . . . . . . .   6
       3.2.    MANNER AND TIMING OF ELECTION. . . . . . . . . . . . .   6
       3.3.    ABILITY TO REVOKE ELECTION.. . . . . . . . . . . . . .   6
       3.4.    APPROVAL BY COMMITTEE. . . . . . . . . . . . . . . . .   6
       3.5.    EXECUTION OF STOCK UNIT AGREEMENT BY THE
               COMPANY. . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE IV     ELECTION TO RECEIVE STOCK UNIT AWARD . . . . . . . . .   8
       4.1.    FORM OF AGREEMENT. . . . . . . . . . . . . . . . . . .   8
       4.2.    LIMITED ABILITY TO EFFECT QUALIFYING AWARD . . . . . .   8

ARTICLE V      STOCK UNIT ACCOUNTS. . . . . . . . . . . . . . . . . .   9
       5.1.    CREDITING OF STOCK UNITS . . . . . . . . . . . . . . .   9
       5.2.    DIVIDEND EQUIVALENT CREDITS TO STOCK UNIT
               ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . .   9
       5.3.    VESTING. . . . . . . . . . . . . . . . . . . . . . . .   9
       5.4.    DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . .  10
       5.5.    ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK.. . . .  11

ARTICLE VI     ADMINISTRATION . . . . . . . . . . . . . . . . . . . .  12
       6.1.    THE ADMINISTRATOR. . . . . . . . . . . . . . . . . . .  12
       6.2.    COMMITTEE ACTION . . . . . . . . . . . . . . . . . . .  12
       6.3.    RIGHTS AND DUTIES. . . . . . . . . . . . . . . . . . .  12
       6.4.    INDEMNITY AND LIABILITY. . . . . . . . . . . . . . . .  13

ARTICLE VII       PROGRAM CHANGES AND TERMINATION . . . . . . . . . .  14
       7.1.    AMENDMENTS . . . . . . . . . . . . . . . . . . . . . .  14
       7.2.    TERM . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VIII      MISCELLANEOUS . . . . . . . . . . . . . . . . . . .  15
       8.1.    LIMITATION ON PARTICIPANT'S RIGHTS . . . . . . . . . .  15
       8.2.    BENEFICIARY DESIGNATION. . . . . . . . . . . . . . . .  15
       8.3.    STOCK UNITS AND OTHER BENEFITS NOT ASSIGNABLE;
               OBLIGATIONS BINDING UPON SUCCESSORS. . . . . . . . . .  16
       8.4.    TAX WITHHOLDING. . . . . . . . . . . . . . . . . . . .  16
       8.5.    GOVERNING LAW; SEVERABILITY. . . . . . . . . . . . . .  16
       8.6.    COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . .  16
       8.7.    PROGRAM CONSTRUCTION . . . . . . . . . . . . . . . . .  16
       8.8.    HEADINGS NOT PART OF PROGRAM . . . . . . . . . . . . .  17

EXHIBIT A STOCK UNIT AGREEMENT . . . . . . . . . . . . . . . . . . . . A-1

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TUCSON ELECTRIC POWER COMPANY

STOCK UNIT AWARD PROGRAM



ARTICLE I
PURPOSE AND AUTHORIZED SHARES

      1.1.      PURPOSES

           The purpose of this Program is to promote the ownership and retention of Shares by increasing the length of time that a Participant is committed to having a deemed investment in Shares. Another purpose of this Program is to enable Eligible Employees to elect to receive Stock Units in lieu of a restricted stock award granted under the Plan.

      1.2.      SHARES AVAILABLE

           The number of Shares that may be issued under the Plan as part of this Program with respect to any Stock Units credited hereunder is subject to any applicable Share limits set forth in the Plan, and such Shares issued under the Plan as part of this Program shall be charged against such limits.

      1.3.      RELATIONSHIP TO PLAN

           This Program (adopted under the Plan) and all rights under it are provided under and shall be subject to and construed consistently with the terms of the Plan, except as the context otherwise requires.

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ARTICLE II
DEFINITIONS

      Whenever the following terms are used in this Program they shall have the meaning specified below unless the context clearly indicates to the contrary:

      "BENEFICIARY" or "BENEFICIARIES" shall mean the person, persons, trust or trusts (or similar entity), personal representative, or other fiduciary, last designated in writing by a Participant in accordance with the provisions of Section 8.2 to receive the benefits specified hereunder in the event of the Participant's death. If there is no valid Beneficiary designation in effect that complies with the provisions of Section 8.2, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary or Beneficiaries shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder.

      "BOARD" shall mean the Board of Directors of the Company.

      "CHANGE IN CONTROL EVENT" shall mean any of the following:

           (a) The Company receives a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any person, group, corporation or other entity is the beneficial owner directly or indirectly of 30% or more of the outstanding Common Stock;

           (b) Any person (as such term is defined in Section 13(d) of the Exchange Act), group, corporation or other entity other than the Company or a wholly-owned subsidiary of the Company, purchases shares pursuant to a tender offer or exchange offer to acquire any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the outstanding Common Stock (calculated as provided in paragraph
                     (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire Common Stock);

           (c) The stockholders of the Company approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation pursuant to which Shares would be converted into cash, securities or other property, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

           (d) There shall have been a change in a majority of the members of the Board within a 24 month period unless the election or nomination for election by the Company's stockholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24 month period;

           (e) Provided, however, that notwithstanding any of the foregoing to the contrary, a Change in Control Event shall not be deemed to have occurred (i) upon or in connection with the formation of a holding company to acquire the outstanding Common Stock in exchange for the common stock of the holding company, or (ii) any such transfer of Common Stock to the holding company.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "COMMON STOCK" shall mean the Common Stock, no par value, of the Company, subject to adjustment pursuant to Section 5.5 of this Program and Section 5.3 of the Plan.

      "COMMITTEE" shall mean the Board or a Committee of the Board acting in accordance with Article VI.

      "COMPANY" shall mean Tucson Electric Power Company, an Arizona corporation, and its successors and assigns.

      "DIVIDEND EQUIVALENT" shall mean the amount of cash dividends or other cash distributions paid by the Company on that number of shares of Common Stock equal to the number of Stock Units credited to a Participant's Stock Unit Account as of the applicable record date for the dividend or other distribution, which amount shall be credited in the form of additional Stock Units to the Stock Unit Account of the Participant, as provided in Section 5.2.

      "EFFECTIVE DATE" shall mean the date that this Program is adopted by the Board.

      "ELECTION PERIOD" shall mean the period of time within which an Eligible Employee may file a Stock Unit Agreement with respect to a Qualifying Award, as set forth in the Stock Unit Agreement.

      "ELIGIBLE EMPLOYEE" a person selected by the Committee to participate in this Program pursuant to Section 3.1.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      "FAIR MARKET VALUE" shall have the meaning assigned to such term in the Plan.

      "INTEREST RATE" shall mean the rate (quoted as an annual rate) that is 120% of the federal long-term rate for compounding on a quarterly basis, determined and published by the Secretary of the United States Department of Treasury under Section 1274(d) of the Code, for the month in which the interest is credited.

      "PARTICIPANT" shall mean any person who has Stock Units credited to a Stock Unit Account under this Program.

      "PLAN" shall mean the Tucson Electric Power Company 1994
Omnibus Stock and Incentive Plan, as it may be amended from time to time.

      "PROGRAM" shall mean this Tucson Electric Power Company Stock Unit Award Program, as it may be amended from time to time, adopted under the Plan.

      "QUALIFYING AWARD" shall mean a grant of restricted stock, approved by the Committee or the Board, to an Eligible Employee under the Plan.

      "SHARE" shall mean a share of Common Stock.

      "STOCK UNIT" or "UNIT" shall mean a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding Share (subject to Section 5.5) solely for purposes of this Program.

      "STOCK UNIT AGREEMENT" shall mean an agreement entered into between the Company and an Eligible Employee in accordance with
Section 3.2 pursuant to which the Eligible Employee elects to receive a credit of Stock Units under this Program in lieu of a Qualifying Award.

      "STOCK UNIT ACCOUNT" shall mean the bookkeeping account maintained by the Company on behalf of each Participant which is credited with Stock Units in accordance with Section 5.1(a) and Dividend Equivalents thereon in accordance with Section 5.2.

      "SUBACCOUNTS" shall mean subaccounts established and maintained under a Stock Unit Account to reflect different vesting schedules or different distribution elections made by a Participant.

      "SUBSIDIARY" shall mean any corporation or other entity a majority or more of the outstanding voting stock or voting power of which is beneficially owned directly or indirectly by the Company.

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ARTICLE III
PARTICIPATION

      3.1.      GENERAL PARTICIPATION REQUIREMENTS.

      The group of persons eligible to participate in this Program shall be limited to a select group of management or highly compensated employees of the Company who are eligible to be granted awards under the Plan, as determined by the Committee. From this select group, the Committee shall, in its sole discretion, select those individuals who, in connection with a grant of a Qualifying Award, shall be Eligible Employees. An Eligible Employee may, in lieu of receipt of the Qualifying Award, elect to be credited with an award of Stock Units under this Program; provided that the Committee approves such election in accordance with Section 3.4

      3.2.      MANNER AND TIMING OF ELECTION.

      An election to participate in this Program must be made by the Eligible Employee by completing and executing a form of Stock Unit Agreement which meets the requirements of Article IV and submitting such form to the Committee after the Effective Date but on or before the last day of the applicable Election Period.

      3.3.      ABILITY TO REVOKE ELECTION.

      An Eligible Employee may revoke a Stock Unit Agreement by written notice to the Committee, signed by the Eligible Employee; provided that the notice of revocation is received by the Committee on or before the last day of the applicable Election Period and provided that the notice of revocation states with specificity the agreement to which it relates. Stock Unit Agreements become irrevocable by the Eligible Employee at the expiration of the Election Period.

      3.4.      APPROVAL BY COMMITTEE.

      After the end of the applicable Election Period, the Committee shall determine, in its sole discretion, those valid and timely filed Stock Unit Agreements that will be approved under this Program. The Committee may, in its sole discretion and for any reason whatsoever, decide that any number of Stock Unit Agreements shall not be approved. Any election which is not approved shall have no force or effect and shall be deemed to have been timely revoked by the Eligible Employee.

      3.5.      EXECUTION OF STOCK UNIT AGREEMENT BY THE COMPANY.

      Immediately following the Committee's review of and decisions regarding the Eligible Employees' Stock Unit Agreements, the Company, acting through any of its officers, shall execute the Stock Unit Agreement form for each election by an Eligible Employee which is approved by the Committee and deliver a copy of such fully executed Stock Unit Agreement to that Eligible Employee. Each such fully executed Stock Unit Agreement shall thereupon be an effective, binding contract with respect to both parties.

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ARTICLE IV
ELECTION TO RECEIVE STOCK UNIT AWARD

      4.1.      FORM OF AGREEMENT.

      Each Stock Unit Agreement shall be in the form attached hereto as Exhibit A or any other form approved by the Committee. Each Stock Unit Agreement shall expressly provide that, upon the acceptance of such agreement by the Committee, the Eligible
Employee shall no longer be entitled to receive the related Qualifying Award and such award will not be effected. A Stock Unit Agreement shall provide for the crediting of a number of Stock
Units equal to the number of Shares that were the subject of the related Qualifying Award and such Units shall vest according to the same vesting schedule as set forth in the related Qualifying Award.

      4.2.      LIMITED ABILITY TO EFFECT QUALIFYING AWARD.

      An Eligible Employee's Qualifying Award may not be effected on or after the date that the Eligible Employee's Stock Unit Agreement becomes irrevocable by the Eligible Employee, except as provided below in this Section 4.2. Any attempt to effect a Qualifying
Award after such date shall be of no effect. If a Qualifying Award is effected after a Stock Unit Agreement is filed, but prior to the date that such agreement becomes irrevocable by the Eligible Employee, the Stock Unit Agreement shall be deemed to have been revoked by the Eligible Employee. If an Eligible Employee's Stock Unit Agreement is accepted by the Committee in accordance with
Section 3.4, the related Qualifying Award will not be effected. If an Eligible Employee's Stock Unit Agreement is not accepted, the Eligible Employee shall have 30 days from the date of such Committee meeting, or such other period of time as may be determined by the Committee, to effect the related Qualifying
Award.

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ARTICLE V
STOCK UNIT ACCOUNTS

      5.1.      CREDITING OF STOCK UNITS.

      (a) CREDITING OF REGULAR STOCK UNITS. If an Eligible Employee's Stock Unit Agreement is accepted by the Committee, the Eligible Employee's Stock Unit Account shall be credited with the number of Stock Units set forth in the Stock Unit Agreement as of the date specified in the Stock Unit Agreement.

      (b) SUBACCOUNTS. The Committee shall establish separate Subaccounts under a Participant's Stock Unit Account as necessary to separately account for Stock Units that are subject to different vesting schedules or different distribution elections made by the Participant.

      (c) LIMITATIONS ON RIGHTS ASSOCIATED WITH UNITS. A Participant's Stock Unit Account shall be a memorandum account on the books of the Company. The Units credited to a Participant's Stock Unit Account shall be used solely as a device for the determination of the number of Shares to be eventually distributed to such Participant in accordance with this Program. The Units shall not be treated as property or as a trust fund of any kind.
No Participant shall be entitled to any voting or other stockholder rights with respect to Units granted or credited under this Program. The number of Units credited (and the Common Stock to which the Participant is entitled under this Program) shall be subject to adjustment in accordance with Section 5.5 of this Program and Section 5.3 of the Plan.

      5.2.      DIVIDEND EQUIVALENT CREDITS TO STOCK UNIT ACCOUNTS.

      As of any applicable dividend or distribution payment date, a Participant's Stock Unit Account shall be credited with additional Units in an amount equal to the amount of the Dividend Equivalents divided by the Fair Market Value of a share of Common Stock as of the applicable dividend payment date. If the limit on the number of Shares available under this Program is reached, the Company may in its discretion credit or settle such amounts in cash.

      5.3.      VESTING.

      All Units credited to a Participant's Stock Unit Account shall vest as provided in the applicable Stock Unit Agreement. The Committee may provide in the applicable Stock Unit Agreement that the vesting of Stock Units will be accelerated upon or in connection with the occurrence of a Change in Control Event or the death or disability of the Participant. Stock Units credited as Dividend Equivalents shall vest at the same time as the Stock Units to which they relate.

      5.4.      DISTRIBUTION OF BENEFITS.

      (a) TIME AND MANNER OF DISTRIBUTION. A Participant shall be entitled to receive a distribution of Shares in an amount equal to the number of vested Units credited to his or her Stock Unit Account at such time as elected by the Participant and set forth in the Participant's Stock Unit Agreement. A Participant may elect any of the distribution commencement dates set forth in the form of Stock Unit Agreement approved by the Committee.

      (b)       EFFECT OF CHANGE IN CONTROL EVENT. Notwithstanding
Section 5.4(a) and unless the Committee provides in advance that no such acceleration shall occur in connection with a specific Change in Control Event, then upon the occurrence of a Change in Control Event, Shares equal in number to the vested Stock Units then credited to the Participant's Stock Unit Account shall be distributed immediately in a lump sum.

      (c) EFFECT OF DEATH OR DISABILITY. Notwithstanding Section 5.4(a), if a Participant dies or becomes disabled (as determined by the Committee), then Shares equal in number to the vested Stock
Units then credited to the Participant's Stock Unit Account shall be distributed as soon as administratively practicable in a lump sum after such event.

      (d)       FORM OF DISTRIBUTION.  Stock Units credited to a
Participant's Stock Unit Account shall be distributed in a lump sum in an equivalent whole number of Shares. Fractional Share interests shall be disregarded, but may, in the Committee's discretion, be paid in cash.

      (e) SECTION 162(m) LIMITATION. Notwithstanding the foregoing, if the Committee determines in good faith that there is a reasonable likelihood that any benefits paid to a Participant for a taxable year of the Company would not be deductible by the Company or a Subsidiary solely by reason of the limitation under Code Section 162(m), then to the extent reasonably deemed necessary by the Committee to ensure that the entire amount of any distribution to the Participant pursuant to this Program is deductible, the Committee may defer all or any portion of a distribution under this Plan. The amounts so deferred shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Committee in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Code Section 162(m).

      (f) PAYMENTS TO MINORS OR PERSONS UNDER INCAPACITY. In the event any amount is payable under this Program to a minor, payment shall not be made to the minor, but instead shall be paid (i) to that person's then living parent(s) to act as custodian, (ii) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (iii) if no parent of that person is living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

      5.5.      ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK.

      (a) If any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar change in capitalization or any distribution to holders of the Common Stock (other than cash dividends and cash distributions) shall occur, proportionate and equitable adjustments consistent with the effect of such event on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited) shall be made in the number and type of Shares or other securities, property and/or rights contemplated hereunder and of rights in respect of Units and Stock Unit Accounts credited under this Program so as to preserve the benefits intended. The provisions of Section 5.3 of the Plan also shall apply to the Stock Units granted under the Plan in accordance with this Program.

      (b) If such an event results in any rights of stockholders to receive cash on a deferred basis, a corresponding adjustment shall be made to each Participant's Stock Unit Account to provide for the right to receive the appropriate amount of cash at such times and in such manner as otherwise provided under this Program and/or the applicable election made by the Participant in accordance with the terms of this Program. Any such right to receive cash shall be maintained as a cash balance credited to the Participant's Stock Unit Account. As of the last day of each calendar quarter, the Participant's Stock Unit Account shall be credited with earnings on the cash balance credited to such Stock
Unit Account as of the last day of the preceding quarter or, if later, the date of such event, at a rate equal to the Interest
Rate.

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ARTICLE VI
ADMINISTRATION

      6.1.      THE ADMINISTRATOR.

      The Committee hereunder shall consist of (i) the Compensation Committee of the Board, or (ii) such other committee of the Board, each member of which is a Non-Employee Director (as defined in Rule 16b-3 promulgated under the Exchange Act) and an "outside director" for purposes of Section 162(m) of the Code, and who may be appointed from time to time by the Board to serve as administrator of this Program. Any member of the Committee may resign by delivering a written resignation to the Board. Members of the Committee shall not receive any additional compensation for administration of this Program.

      6.2.      COMMITTEE ACTION.

      Action of the Committee with respect to the administration of this Program shall be taken pursuant to a majority vote or by unanimous written consent of its members. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant in this Program.

      6.3.      RIGHTS AND DUTIES.

      (a) Subject to the limitations of this Program, the Committee shall be charged with the general administration of this Program and the responsibility for carrying out its provisions, and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

           (1)       To construe and interpret this Program;

           (2) To resolve any questions concerning the amount of benefits payable to a Participant;

           (3) To make all other determinations required by this Program;

           (4) To maintain all the necessary records for the administration of this
      Program and provide at least annual statements of Stock Unit Accounts to Participants;

           (5) To make and publish forms, rules and procedures for the administration of this Program; and

           (6) To establish and maintain claims procedures for presentation of claims by Participants and Beneficiaries for benefits under this Program.

      (b) The Committee shall have full discretion to construe and interpret the terms and provisions of this Program (but not to increase amounts payable hereunder) and to resolve any disputed question or controversy, which interpretation or construction or resolution shall be final and binding on all parties, including but not limited to the Company and any Eligible Employee, Participant
or Beneficiary, except as otherwise required by law. The Committee shall administer such terms and provisions in a nondiscriminatory manner and in full accordance with any and all laws applicable to the Program. In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by: (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters; and (ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons' professional or expert competence. The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons. The Committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Company.

      6.4.      INDEMNITY AND LIABILITY.

      All expenses of the Committee shall be paid by the Company and the Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. No member of the Committee shall be liable for any act or omission of any other member of the Committee nor for any act or omission on his or her own part, excepting only his or her own willful misconduct or gross negligence. To the extent permitted by law, the Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct or gross negligence, as determined by the Board.

ARTICLE VII
PROGRAM CHANGES AND TERMINATION

      7.1.      AMENDMENTS.

      The Board or the Committee shall have the right to amend this Program in whole or in part from time to time or may at any time suspend or terminate this Program; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant's rights with respect to Stock Units and Dividend Equivalents credited to his or her Stock Unit Account. Any amendments autho-rized hereby shall be stated in an instrument in writing, and all Eligible Employees shall be bound thereby upon receipt of notice thereof. Adjustments pursuant to Section 5.5 hereof or Section 5.3 of the Plan shall not be deemed amendments to this Program, the Stock Unit Accounts or the rights of Participants.

      7.2.      TERM.

      It is the current expectation of the Company that this Program shall be continued indefinitely, but continuance of this Program is not assumed as a contractual obligation of the Company. In the event that the Board decides to discontinue or terminate this Program, it shall notify the Committee and Participants in this Program of its action in writing, and this Program shall be terminated at the time therein set forth. All Participants shall be bound thereby. In such event, the then credited benefits of a Participant shall be distributed at the time(s) and in the manner elected and provided under Section 5.4, subject to Sections 5.2 and 5.5.

ARTICLE VIII
MISCELLANEOUS

      8.1.      LIMITATION ON PARTICIPANT'S RIGHTS.

      Participation in this Program shall not give any person the right to continued employment or service or any rights or interests other than as herein provided. No Eligible Employee or Participant shall have any right to any payment or benefit hereunder except to the extent provided in this Program. This Program creates no fiduciary duty to Eligible Employees or Participants and shall create only a contractual obligation on the part of the Company as to such amounts; the Program shall not be construed as creating a trust. The Program, in and of itself, has no assets. Participants shall have rights no greater than the right to receive the Common Stock (and any cash as expressly provided herein) as a general unsecured creditor in respect of their Stock Unit Accounts.

      8.2.      BENEFICIARY DESIGNATION.

      Upon forms provided by and subject to conditions imposed by the Company, each Participant may designate in writing the Beneficiary or Beneficiaries whom such Participant desires to receive any Shares or amounts payable under this Program after his or her death. A Participant may from time to time change his or her designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation with the Committee. However, if a married Participant wishes to designate a person other than his or her spouse as Beneficiary, such designation shall be consented to in writing by the spouse, which consent shall acknowledge the effect of the designation. The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of the Committee or a Committee representative) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located. The Company and the Committee may rely on the Participant's designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Program. Upon the dissolution of marriage of a Participant, any designation of the Participant's former spouse as a Beneficiary shall be treated as though the Participant's former spouse had predeceased the Participant, unless (a) the Participant executes another Beneficiary designation that complies with this
Section 8.2 and that clearly names such former spouse as a Beneficiary, or (b) a court order is presented to the Company that requires the former spouse be maintained as the Beneficiary. In any case where the Participant's former spouse is treated under the Participant's Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant's Beneficiary designation.

      8.3.      STOCK UNITS AND OTHER BENEFITS NOT ASSIGNABLE;
                OBLIGATIONS BINDING UPON SUCCESSORS.

      Stock Units and other benefits of a Participant under this Program shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Program, or any interest therein, other than by operation of law or pursuant to Section 8.2, shall not be permitted or recognized. Obligations of the Company under this Program shall be binding upon successors of the Company.

      8.4.      TAX WITHHOLDING.

      The Company (including its Subsidiaries) may satisfy any state or federal employment tax or income tax withholding obligation arising from the crediting or vesting of Stock Units under this Program or delivery of Shares in respect thereof by deducting such amount(s) from any amount of compensation otherwise payable to the Participant. Alternatively, the Company (including its Subsidiaries) may require or permit a Participant (i) to deliver to it the amount of any such withholding obligation as a condition precedent to the crediting or vesting of Stock Units or delivery of any Shares, or (ii) to satisfy a withholding obligation in a manner permitted under Section 16 of the Plan subject to the terms set forth therein.

      8.5.      GOVERNING LAW; SEVERABILITY.

      The validity of this Program or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of Arizona. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

      8.6.      COMPLIANCE WITH LAWS.

      This Program and the offer, issuance and delivery of Shares and/or the payment in Shares under this Program are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Program shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

      8.7.      PROGRAM CONSTRUCTION.

      It is the intent of the Company that transactions pursuant to this Program satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") so that to the extent elections are timely made, the crediting of Stock Units and the distribution of Shares with respect to Stock Units under this Program will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder.

      8.8.      HEADINGS NOT PART OF PROGRAM.

      Headings and subheadings in this Program are inserted for reference only and are not to be considered in the construction of the provisions hereof.

                                      CERTIFICATE


           The undersigned duly authorized officer of the Company hereby certifies that the Program was adopted by the Board of Directors on ________________, ____, 1997.


                                        TUCSON ELECTRIC POWER COMPANY



                                        By: _______________________________

                                        Its: ______________________________

                             TUCSON ELECTRIC POWER COMPANY
                               STOCK UNIT AWARD PROGRAM
                                 STOCK UNIT AGREEMENT


           THIS STOCK UNIT AGREEMENT (this "AGREEMENT") is entered into by and between TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (the "Company"), and __________________________ (the
"Employee").


                                 W I T N E S S E T H

           WHEREAS, the Company has adopted and the shareholders of the Company have approved the Tucson Electric Power Company 1994
Stock and Incentive Plan (the "Plan");

           WHEREAS, the Company has adopted a Stock Unit Award
Program (the "Program") under the Plan;

           WHEREAS, the Compensation Committee of the Company's Board of Directors (the "Committee") has determined that the Employee is an "Eligible Employee" under the Program and was granted as of June 27, 1997 (the "Award Date") ___________ shares of restricted stock under the Plan on the terms and conditions set forth in the applicable Restricted Stock Award Agreement (the "Restricted Stock Award");

           WHEREAS, the Employee is now given the opportunity to elect to receive, in lieu of the Restricted Stock Award, a credit of stock units under the Program on the terms and conditions set forth herein and in the Program (the "Stock Unit Award");

           WHEREAS, the Company has not yet determined whether the Stock Unit Award will be satisfied through the issuance of new shares of its common stock, no par value ("Common Stock"), or shares of Common Stock that it acquires on the open market;

           WHEREAS, the Employee desires to effect the Stock Unit
Award in lieu of any and all rights that he or she may have to the Restricted Stock Award; and

           WHEREAS, the Company and the Employee desire to evidence the Committee's grant of the Stock Unit Award and provide that the Committee will, subject to the restrictions described below, transfer shares of its Common Stock to the Employee upon the terms and conditions described herein and in the Program as soon as practical after the time established herein for such transfer and following the Company's determination as to the source of such shares;

           NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Employee, and other valued consideration, the receipt of which is hereby acknowledged, the parties agree to the terms and conditions set forth herein (including the terms and conditions of the Program and the Plan which are incorporated herein by reference).

1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Program.

2. AWARD OF STOCK UNITS. Subject to the terms of this Agreement, the Company grants to the Employee a Stock Unit Award with respect to an aggregate of [Conform to number of Shares subject to Restricted Stock Award] Stock Units as of the Award Date.

3.    OWNERSHIP RIGHTS.

      (a) Restrictions on Transfer. Neither the Stock Unit Award nor, at any time prior to the time that they have become vested and are issued and held of record by the Participant, any Shares underlying or issuable in respect of such award, nor any interest therein or amount payable in respect thereof, may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution.

      (b) Dividends; Voting Rights. The Employee shall have no rights as a stockholder of the Company, including dividend rights (except as expressly provided in the Program with respect to the crediting of Dividend Equivalent Units) and voting rights, with respect to the Stock Units and any Shares underlying or issuable in respect of such Stock Units until such Shares are actually issued and held of record by him or her.

4. VESTING. The total number of Stock Units set forth in Section 2 shall become vested in installments as follows:

                                Percentage of Stock Units
              Date                       Which Vest

      First anniversary               33-1/3%
      of Award Date

      Second anniversary              33-1/3%
      of Award Date

      Third anniversary               33-1/3%
      of Award Date

5.    FORFEITURE OF STOCK UNITS.

      (a) In the event that the Employee terminates employment with the Company for any reason other than those set forth in subsections 5(b) and 5(c), then any unvested Stock Units shall, upon such termination of employment, automatically terminate and be forfeited by the Employee; provided, however, that in the event of an involuntary termination of the Employee's employment, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all Stock Units and may add such new vesting conditions as it deems appropriate.

      (b) In the event that the Employee attains normal retirement age under the Company's Salaried Employees Retirement Plan or the Pension Trust Plan for Employees of Tucson Electric Power Company represented by IBEW Local 1116, any Stock Units granted hereby which are not then vested shall become fully vested as of such date. In the event that the Employee terminates employment with the Company because of Early Retirement under the Salaried Employees Pension Plan, any unvested Stock Units shall automatically terminate and be forfeited by the Employee; provided, however, that in the event of the Employee's Early Retirement, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all Stock Units and may add such new vesting conditions as it deems appropriate.

      (c) If the employment of the Employee terminates by reason of death or Disability (as such term is defined in the Plan), the Employee shall become vested in a number of Stock Units equal to (i) the total number of Stock Units granted to the Employee under Section 2 multiplied by the number of full months which have elapsed, as of the date of the Employee's death or Disability, since the Award Date (which number shall not be greater than 36) divided by 36, less (ii) the number of Stock Units granted hereby which, at the time of the Participant's death or Disability, have already become vested. All remaining unvested Stock Units shall automatically terminate and be forfeited by the Employee; provided, however, that in the event of the Employee's death or Disability, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all Stock Units and may add such new vesting conditions as it deems appropriate.

6. CONTINUANCE OF EMPLOYMENT. Notwithstanding any commitment of the Employee to remain in the employ of the Company, the grant of this Stock Unit Award shall not confer upon the Employee any right with respect to the continuation of his or her employment by the Company or any Subsidiary or alter or interfere in any way with the right of the Company or of any Subsidiary at any time to terminate such employment or to change the compensation of the Employee or other terms of his or her employment; and neither shall these terms alter or in any way affect the rights of the Company or the Employee under any other written employment agreement between them, except as expressly provided herein.

[7. ACCELERATION. In the event of a Change in Control Event, any outstanding Stock Units granted hereby which are not then vested shall immediately vest.]

8. TIMING AND MANNER OF DISTRIBUTION OF STOCK UNITS. Subject to any changes imposed by or allowed under the provisions of the Program, the Employee hereby irrevocably elects to receive a distribution of his or her vested Stock Units credited under the Program pursuant to this Agreement, in shares of Common Stock, subject to and in accordance with the Program and the choice checked and initialed by the Employee below (check applicable box and initial on corresponding line):

      /_/  ________
      A single lump sum deliverable on the first day of January of the year which is _____ (specify a number not less than 3 nor more than 10) full years after the Award Date; or

      /_/ ________
      A single lump sum deliverable on the first day of the first month beginning at least 10 business days after the date of the Employee's termination of employment with the Company and its Subsidiaries;

      /_/ ________
      A single lump sum deliverable on the first day of January in the year after the date of the Employee's termination of employment with the Company and its Subsidiaries; or

      /_/ ________
      A single lump sum deliverable on the earlier of (a) the first day of January of the year which is _____ (specify a number not less than 3 nor more than 10) full years after the Award Date or (b) (check applicable item)

          ________ the first day of January in the year after the date of the Employee's termination of employment with the Company and its Subsidiaries; or

          ________ the first day of the first month beginning at least 10 business days after the date of the Employee's termination of employment with the Company and its Subsidiaries; or

      /_/ ________
      A single lump sum deliverable on the later of (a) the first day of January of the year which is ________ (specify a number not less than 3 nor more than 10) full years after the Award Date or (b) (check applicable item)

          ________ the first day of January in the year after the date of the Employee's termination of employment with the Company and its Subsidiaries; or

          ________ the first day of the first month beginning at least 10 business days after the date of the Employee's termination of employment with the Company and its Subsidiaries.


      THE EMPLOYEE UNDERSTANDS THAT THE FOREGOING DISTRIBUTION ELECTION IS IRREVOCABLE (EXCEPT AS EXPRESSLY PROVIDED IN THE PROGRAM), AND THAT THE PROGRAM AND THE PLANS PROVIDE FOR ADJUSTMENTS AND/OR ACCELERATION OF THE TIME OF PAYOUT IN CERTAIN CIRCUMSTANCES AND MAY BE TERMINATED PROSPECTIVELY BY THE BOARD.

      If any specified payment date is not a business day, the applicable date will be the next business day thereafter. Delivery of certificates representing the Shares will be made on or as soon as administratively practicable after the specified delivery date(s). Delivery of certificates will be made to the Employee's address as written below unless the Company is otherwise instructed in writing.

9. ADJUSTMENTS UPON SPECIFIED EVENTS. Upon the occurrence of certain events relating to the Company's stock contemplated by
      Section 5.5 of the Program and Section 5.3 of the Plan, the Committee shall make adjustments if appropriate in the number of Stock Units contemplated hereby and the number and kind of securities that may be issued in respect of this Stock Unit Award.

10.   COMPLIANCE; APPLICATION OF SECURITIES LAWS.    Notwithstanding
      anything else contained herein to the contrary, no shares of Common Stock shall be delivered and no shares shall be offered for sale by the Employee (consistent with Section 3) unless and until any then applicable requirements of the Securities and Exchange Commission (the "Commission") or any other regulatory agency having jurisdiction and any exchanges upon which the Common Stock may be listed shall have been fully satisfied. Upon the Company's request, the Employee, or any other person entitled to such shares of Common Stock pursuant to this Stock Unit Award, shall provide a written assurance of compliance (or representations reasonably requested by the Company to assure such compliance) satisfactory to the Company.

11. WITHHOLDING TAX. The Employee agrees to pay or provide for payment of all applicable withholding taxes in accordance with
      Section 8.4 of the Program.

12. INVESTMENT REPRESENTATIONS. The Employee represents and agrees that if the Stock Units (or Dividend Equivalent Units) are awarded at a time when there is not in effect under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement relating to the Common Stock and there is not available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act, (i) the Employee will acquire such units and any shares in respect thereof for the purpose of investment and not with a view to their resale or distribution, (ii) that upon such award, the Employee will furnish to the Company an investment letter in form and substance satisfactory to the Company, (iii) prior to selling or offering for sale any shares of Common Stock, the Employee will furnish the Company with an opinion of counsel satisfactory to it to the effect that such sale may lawfully be made and will furnish it with such certificates as to factual matters as it may reasonably request, and (iv) that certificates representing shares of Common Stock may be marked with an appropriate legend describing such conditions precedent to sale or transfer.

13. RIGHTS WITH RESPECT TO RESTRICTED STOCK AWARD. By execution and delivery of this Agreement the Employee acknowledges (i) that he or she shall have no rights with respect to the Restricted Stock Award if this Agreement is accepted by the Committee, and (ii) that any attempt to effect the Restricted Stock Award after the date that this Agreement becomes irrevocable by the Employee as set forth in Section 3.3 of the Program shall be of no effect; provided that if this Agreement is not accepted by the Committee, the Employee shall have a limited period of time, determined in accordance with Section
      4.2 of the Program, to effect the Restricted Stock Award on its terms. Notwithstanding anything else contained herein to the contrary, the Employee shall have no right to effect both the Restricted Stock Award and this Stock Unit Award.

14. FILING / ACCEPTANCE OF AGREEMENT. In order for this Agreement to become effective (i) the Consent of Spouse following the signature page of this Agreement must be completed (if the Employee is married), (ii) this Agreement must be received by the Company after the Award Date and on or before the 30th day after the Award Date (the "Election Period"), and (iii) this Agreement must be accepted by the Committee. Pursuant to the terms of the Program (i) the Committee may, in its sole discretion and for any reason, not accept this Agreement, and
      (ii) if this Agreement is not accepted by the Committee it shall be deemed to have been timely revoked by the Employee.

      Once the Employee has signed this Agreement and filed it with the Company, it may only be revoked by the Employee if the Company receives a written revocation, signed by the Employee, on or before the last day of the Election Period. After the close of the Election Period, this Agreement is irrevocable by the Employee.

15. NOTICES. This Agreement, when executed, and any notice to be given to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal office located at 220 West Sixth Street, Tucson, Arizona 85702, Attention: Corporate Secretary, and any notice to be given to the Employee shall be addressed to him or her at the address given beneath the Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other party.

16. AMENDMENT. This Agreement may only be amended in writing by an instrument signed by both parties.

17. LAWS APPLICABLE TO CONSTRUCTION. The interpretation, performance and enforcement of this Stock Unit Award and this Agreement shall be governed by the laws of the State of Arizona.

18. GENERAL TERMS. The award of Stock Units and any payment or delivery of shares in respect thereof are subject to, and the Company and the Employee agree to be bound by, the provisions of the Plan and the Program. The provisions of the Plan and the Program are incorporated herein by this reference. The Employee acknowledges receiving a copy of the Plan and the Program and reading their applicable provisions. The Employee acknowledges receiving a copy of the Plan's Prospectus and the Prospectus Supplement relating to the Program and understanding their contents. Provisions of the Plan and the Program that grant discretionary authority to the Committee shall not create any rights in the Employee, unless such rights are expressly set forth herein.

      STOCK UNITS ARE UNSECURED GENERAL CREDIT OBLIGATIONS OF THE
      COMPANY.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates and year written below.


                                       EMPLOYEE


                                       __________________________________
                                       Signature


                                       __________________________________
                                       Print Name


                                       __________________________________
                                       Address


                                       __________________________________
                                       City, State, Zip Code


                                       __________________________________
                                       Social Security Number


                                       TUCSON ELECTRIC POWER COMPANY,
                                       an Arizona corporation


                                       By: ______________________________

                                       Name: ____________________________

                                       Title: ___________________________

                                       (The Company will execute this
                                       Agreement only if it is accepted by
                                       the Committee.)

                                   CONSENT OF SPOUSE


             In consideration of the execution of the foregoing Stock Unit Agreement by Tucson Electric Power Company, I, __________________________, the spouse of the Employee therein named, do hereby join with my spouse in executing the foregoing agreement and do hereby agree to be bound by all of the terms and provisions thereof, of the Tucson Electric Power Company Stock Unit Award Program, and of the provisions of the Tucson Electric Power Company 1994 Stock and Incentive Plan.


DATED:  _______________, ____.         __________________________________
                                       Signature of Spouse